EXHIBIT 23
                            ----------

        PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K/A
             FOR FISCAL YEAR ENDED DECEMBER 31, 1997


                CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual
Report (Form 10-K/A) of Peoples Bancorp Inc. of our report dated
February 6, 1998, included in the 1997 Annual Report to
Shareholders of Peoples Bancorp Inc.

We also consent to the incorporation by reference in the Registration Statements pertaining to the Amended and Restated 1993 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 33-67878), the 1995 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 33-59569), the Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (Form S-8, No. 333-43629) and the Peoples Bancorp Inc. Retirement Savings Plan (Form S-8, No. 33-1803) of our report dated February 6, 1998, with respect to the consolidated financial statements of Peoples Bancorp Inc. and Subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1997.


                                    By:  /s/ ERNST & YOUNG LLP
                                         Ernst & Young LLP

Charleston, West Virginia
August 5, 1998